                                                                   Exhibit 23(a)


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of McDonald's Corporation for the registration of $1,000,000,000 of debt securities and to the incorporation by reference therein of our report dated January 22, 1998, with respect to the consolidated financial statements of McDonald's Corporation included in its Annual Report on Form 10-K for the year ended December 31, 1997, as amended on Form 10-K/A, filed with the Securities and Exchange Commission.



                                    /s/ Ernst & Young LLP



Chicago, Illinois
July 15, 1998